Exhibit 99.2

Primis Financial Corp. NASDAQ: FRST Third Quarter 2026

Forward - Looking Statements This presentation and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward - looking statements” within the meaning of, and subject to the protections of, Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . All statements other than statements of historical fact are forward - looking statements . Such statements can generally be identified by such words as "may," "plan," "contemplate," "anticipate," "believe," "intend," "continue," "expect," "project," "predict," "estimate," "could," "should," "would," "will," and other similar words or expressions of the future or otherwise regarding the outlook for the Company’s future business and financial performance and/or the performance of the banking industry and economy in general . These forward - looking statements include, but are not limited to, our expectations regarding our future operating and financial performance, including the preliminary estimated financial and operating information presented herein, which is subject to adjustment ; our outlook and long - term goals for future growth and new offerings and services ; our expectations regarding net interest margin ; expectations on our growth strategy, expense management, capital management and future profitability ; expectations on credit quality and performance ; and the assumptions underlying our expectations . Prospective investors are cautioned that any such forward - looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of the Company to be materially different from the future results, performance or achievements expressed or implied by such forward - looking statements . Forward - looking statements are based on the information known to, and current beliefs and expectations of, the Company’s management and are subject to significant risks and uncertainties . Actual results may differ materially from those contemplated by such forward - looking statements . Factors that might cause such differences include, but are not limited to : instability in global economic conditions and geopolitical matters ; the impact of current and future economic and market conditions generally (including seasonality) and in the financial services industry, nationally and within our primary market areas ; adverse developments in borrower industries ; changes in interest rates, inflation, loan demand, real estate values, or competition, as well as labor shortages and supply chain disruptions ; the impact of tariffs, trade policies, and trade wars (including reduced consumer spending, lower economic growth or recession, reduced demand for U . S . exports, disruptions to supply chains, and decreased demand for other banking products and services) ; the Company’s ability to implement its various strategic and growth initiatives, including its recently established Panacea Financial Division, digital banking platform, Banking Valet fulfillment service, Mortgage Warehouse division and Primis Mortgage Company, as well as with respect to use and implementation of artificial intelligence ; competitive pressures among financial institutions increasing significantly (including as a result of technological changes and the use and continued development of artificial intelligence) ; changes in applicable laws, rules, or regulations, including changes to statutes, regulations or regulatory policies or practices ; legislative, regulatory or supervisory actions related to so - called “de - banking,” including any new prohibitions, requirements or enforcement priorities that could affect customer relationships, compliance obligations, or operational practices ; changes in management’s plans for the future ; credit risk associated with our lending activities ; changes in accounting principles, policies, or guidelines ; adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions ; potential impacts of adverse developments in the banking industry, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto ; potential increases in the provision for credit losses ; our ability to identify and address increased cybersecurity risks, including those impacting vendors and other second parties ; fraud or misconduct by internal or external actors, which we may not be able to prevent, detect or mitigate ; acts of God or of war or other conflicts, civil unrest, acts of terrorism, pandemics or other catastrophic events that may affect general economic conditions ; action or inaction by the federal government, including as a result of any prolonged government shutdown ; and other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services . Forward - looking statements speak only as of the date on which such statements are made . These forward - looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the Securities and Exchange Commission, the Company’s Annual Report on Form 10 - K for the year ended December 31 , 2025 , under the captions “Cautionary Note Regarding Forward - Looking Statements” and “Risk Factors,” and in the Company’s Quarterly Reports on Form 10 - Q and Current Reports on Form 8 - K . The Company undertakes no obligation to update any forward - looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events , unless required by law . Readers are cautioned not to place undue reliance on these forward - looking statements . 2

Non - GAAP Measures Statements included in this presentation include non - GAAP financial measures and should be read along with the accompanying tables . Primis uses non - GAAP financial measures to analyze its performance . The measures entitled operating net income (loss) available to Primis' common shareholders ; pre - tax pre - provision operating earnings ; operating return on average assets ; pre - tax pre - provision operating return on average assets ; operating return on average common equity ; operating return on average tangible common equity ; operating efficiency ratio ; operating earnings per share – basic ; operating earnings per share – diluted ; core operating expense burden, tangible book value per share ; tangible common equity ; tangible common equity to tangible assets ; and core net interest margin are not measures recognized under GAAP and therefore are considered non - GAAP financial measures . We use the term “operating” to describe a financial measure that excludes income or expense considered to be non - recurring in nature . Items identified as non - operating are those that, when excluded from a reported financial measure, provide management or the reader with a measure that may be more indicative of forward - looking trends in our business . A reconciliation of these non - GAAP financial measures to the most comparable GAAP measures is provided when discussing the financial measure or in the Reconciliation of Non - GAAP Items table . Management believes that these non - GAAP financial measures provide additional useful information about Primis that allows management and investors to evaluate the ongoing operating results, financial strength and performance of Primis and provide meaningful comparison to its peers . Non - GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Primis’ performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of Primis . Non - GAAP financial measures are not standardized and, therefore, it may not be possible to compare these measures with other companies that present measures having the same or similar names . Non - GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP . 3

Company Overview Corp. Headquarters: Bank Headquarters: Branches: Ticker (NASDAQ): Pricing as of October 20, 2026. Financial data as of or for the three months ended September 30, 2026. (1) See reconciliation of Non - GAAP financial measures beginning on slide 19. (2) Mean analyst estimates per Capital IQ McLean, VA Glen Allen, VA 24 FRST Valuation Market Capitalization ($MM): Price / Book Value per Share: Price / Tangible Book Value (1) : Price / 2026 Estimated EPS (2) : Price / 2027 Estimated EPS (2) : Dividend Yield: $389 0.89x 1.13x 10.18x 7.90x 2.55% Key Metrics Total Assets: Total Loans HFI: Total Deposits: TCE / TA (1) : ROAA: ROATCE (1) : Net Interest Margin: Cost of Core Bank Deposits: $4.30B $3.50B $3.47B 8.14% 0.80% 9.75% 3.66% 1.63% 4

• Margin expanded 21 bps vs Q2’26 (14 bps excluding interest recovery) • Demonstrated core earnings power that continues to build • If mortgage net overhead was just breakeven in Q3’26, consolidated ROAA would have been approx. 1.00% • Material operating leverage expected to continue • Diversified business lines provide strong earnings base : • Core Bank ROA of 1.42% • Mortgage Warehouse loans up 53% YoY to $501MM with PTPP ROA >2% • Primis Mortgage funded $347MM in Q3’26, up 13% YoY (YTD funded volume of $1.1B, up 42% YoY) • Panacea loans up 37 % annualized from June 30, 2026 ( including HFS) Q3 2026 Financial Highlights (1) Dollars in Millions, except per share (1) See reconciliation of Non - GAAP financial measures beginning on slide 19. 5 As of or for the Nine Months Ended September 30 As of or for the Three Months Ended September 30 2025 2026 2025 2026 $31.90 $25.41 $6.83 $8.67 Net Income (Loss) $19.10 $33.98 $8.67 $11.96 Pre - Tax Pre - Provision Op. Net Income(1) 1.13% 0.82% 0.70% 0.80% ROAA 0.67% 1.10% 0.89% 1.11% Pre - Tax Pre - Provision Op. ROAA(1) $80.6 $102.1 $29.0 $36.3 Net Interest Income 3.06% 3.51% 3.18% 3.66% Net Interest Margin $3,955 $4,300 $3,955 $4,300 Total Assets $3,200 $3,500 $3,200 $3,500 Gross Loans HFI $3,336 $3,473 $3,336 $3,473 Total Deposits $3,518 $3,887 $3,622 $3,936 Average Earning Assets $465 $547 $482 $542 Avg. Noninterest Bearing Deposits (“NIB”) 14.4% 15.9% 14.5% 15.4% Avg. NIB / Avg. Total Deposits 7.48% 8.14% 7.48% 8.14% TCE / TA $11.71 $13.81 $11.71 $13.81 Tangible Book Value per Share

Core Bank—Steady & Profitable

Core Bank Balance Sheet & Earnings[1]

	Q3'25	Q4'25	Q1'26	Q2'26	Q3'26
Net Interest Income	$22,722	$22,696	$22,071	$21,482	$22,489
Provision (recovery)	$189	$935	($328)	$3,147	$280
Non-Interest Income	$1,996	$1,898	$1,894	$2,947	$2,833
Non-Interest Expense	$14,081	$13,441	$13,401	$13,817	$13,507
Pre-Tax Pre-Provision	$10,638	$11,154	$10,563	$10,612	$11,816
Pre-Tax Income	$10,448	$10,219	$10,891	$7,465	$11,536
Taxes	$2,037	$1,993	$2,124	$1,456	$2,250
Net Income	$8,411	$8,226	$8,767	$6,009	$9,287
Return on Assets (Adjusted)	1.27%	1.26%	1.37%	0.93%	1.42%
Pre Provision ROA (Adjusted)	1.30%	1.38%	1.36%	1.34%	1.46%
Net Interest Margin	3.71%	3.79%	3.77%	3.65%	3.78%
Efficiency Consolidated	57.40%	55.06%	55.22%	56.42%	53.73%
Overhead Ratio	1.84%	1.79%	1.77%	1.68%	1.64%

- **Core Bank is 100% core funded with customers that walk in our branches or use our technology**
- **Banking Valet service (proprietary branch delivery app) used extensively:**
  - Over 87% are commercial customers
  - Directly generated over $75MM of deposits
- **Focus on NIB driving results with NIB 21% of Core Bank deposits**
- **Extremely limited efforts on Investor CRE**
- **Lending focused on Residential Builders, C&I and OO CRE**

PRIMIS

Dollars in thousands.
(1) Core Bank results based on management reporting excluding business lines and with estimated corporate allocations and income statement items are stated in thousands.

6

Highly Scalable Business at 6.84 % Yield in Q3 • Q3’26 YTD operating ratios on $399 million in average loans: • PTPP ROAA: 2.57% • Yields: 6.80% • Margin: 3.41% (with FTP funding) • Efficiency: 25% • Q3’26 average loans of $427 million up slightly from Q2’26 in the face of substantial industry headwinds • Low cost/NIB balances are generally were 11% of average loans in Q3’26 Mortgage Warehouse Lending Dollars in Millions 7 • $2.0 billion in commitments with 183 customers • Yields structured to be the note rate with floors to protect bank margin and fees that generate approximately 75 - 100bps over note rate $327 $318 $460 $544 $501 Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 53% Growth in Loan Balances YoY

Primis Mortgage



Managing Through Rate Environment
13% Growth YoY Funded
$151
$230
$165
$308
$367
$347
Q1'24
Q3'24
Q1'25
Q3'25
Q1'26
Q3'26

- **Attractive platform allows for selective recruiting to position for higher volumes**
- **Aggressively eliminating costs for the current environment**
- **$40 million of construction-to-perm loans closed in Q3'26**
  - Attractive fee income and rates during construction with wider than average GOS margin at sale
- **YTD funded volume of $1.1 billion through Q3'26, up 42% from $797 million in the same period of 2025**

PRIMIS

Dollars in Millions

8

• Growth in Q3’26: • 23% Growth in Loans YoY • 56% Growth in Deposits YoY • $39 million of commercial loans moved to held for sale at September 30, 2026 • $32 million sold in Q3’26 • Banking over 7,500 doctors and their practices • #1 Ranked "Bank for Doctors" on Google Panacea Financial Dollars in Millions Loan balance includes loans held for sale. 9 Growth in Balance Sheet $133 $128 $153 $169 $207 $548 $544 $600 $617 $674 Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 Total Deposits Total Loans

Net Interest Margin & Income 10 Net Interest Margin • $570 million of fixed rate loans with a 5.31% weighted average coupon reprice over the next 4 quarters • Additional $530 million of floating - rate loans are indexed to Prime and SOFR and reprice directly with Fed rate moves • Bank’s focus is squarely on deposit mix and continued momentum in checking through Banking Valet advantage 3.66% 3.45% 3.43% 3.28% 3.18% Q3'26 Q2'26 Q1'26 Q4'25 Q3'25

Balance Sheet – Loans and Deposits by Type and Division 11 Panacea $635 18% Life Premium Finance $122 4% Consumer Program $69 2% Mortgage Warehouse $501 14% Core Bank $2,173 62% Loans by Portfolio Type (Millions) Digital $1,044 30% Mortgage Warehouse $39 1% Panacea $207 6% Core Bank $2,183 63% Deposits by Division (Millions) Dollars in Millions Loan balances represent loans held for investment (HFI) only; excludes loans held for sale.

Deposit Composition – Q3’26 Deposits Dollars in Millions 12 • Approximately 80% of our commercial checking balances have Banking Valet • Even with vastly scalable lending strategies, we can grow deposits faster with zero pressure on the core bank’s relationship pricing or profitability • NIB average balance growth of 13% year - over - year • Core Bank benefitting from Banking Valet convenience for customers • Warehouse funding 10% - 15% of outstanding balances with NIB Deposit and Cost Trends Demand Deposits 14% NOW Accounts 26% Money Market Accounts 23% Savings Accounts 28% Time Deposits 9% $3,473 $3,446 $3,423 $3,396 $3,336 2.28% 2.25% 2.23% 2.26% 2.46% Q3'26 Q2'26 Q1'26 Q4'25 Q3'25 Total Deposits Cost of Deposits

Efficiency and Operating Expense

Operating Efficiency Ratio(1)


78.81%
91.05%
73.97%
76.51%
75.47%
Q3'25
Q4'25
Q1'26
Q2'26
Q3'26

Core Opex Burden – 5 Quarters

($ in thousands)	Q3'25	Q4'25	Q1'26	Q2'26	Q3'26
Reported Noninterest Expense	**32,313**	**42,164**	**33,754**	**38,207**	**37,155**
Nonrecurring	-	($1,126)	-	-	-
Primis Mortgage Expenses	($8,214)	($10,048)	($10,545)	($11,526)	($10,159)
Panacea Net Expense	($2,100)	($2,614)	($1,040)	($1,507)	($2,674)
Consumer Program Servicing Fee	($439)	($391)	($347)	($300)	($281)
Reserve for Unfunded Commitment	$19	$127	$136	$39	$113
Total Adjustments	**($10,734)**	**($14,052)**	**($11,796)**	**($13,294)**	**($13,001)**
Core Operating Expense Burden	**$21,579**	**$28,112**	**$21,958**	**$24,913**	**$24,154**

- Core operating expense burden of $24.2 million in Q3'26 versus $24.9 million in Q2'26 and $21.6 million in Q3'25
- All 2026 quarters include approx. $1.4 million of lease expense, net of reduced depreciation, from the Q4'25 sale-leaseback
- Q3'26 also included approx. $1.4 million of loan related expenses and approx. $0.4 million of professional fees and other third-party expenses
  - Excluding these, core burden essentially flat with the Q2'26 run rate and below Q3'25 when adjusting for net lease expense
- Approx. $3.0 million of annualized savings expected from vendor consolidation and statement services beginning early 2027
- Quarterly amortization of digital platform development costs of $0.8 million expected to end in Q3'27
- Aggressively pursuing additional efficiencies through AI to drive further operating leverage as revenue grows

PRIMIS

(1) See reconciliation of Non-GAAP financial measures on slide 19.

13

Loan Portfolio (1) Dollars in millions 14 Non - Owner Occupied CRE Breakdown (1) • Hotel down to $156 million from ~$300 million in early 2020 • Debt coverage over 1.50x • C&I largest asset class and growing • Concentrated in Mortgage Warehouse and Panacea • Room to grow C&D with recent success with high quality builders • Office weighted average LTV of 64% CRE - OO 16% CRE - NOO 15% C&D 4% Residential 21% C&I 34% Consumer 8% Other 2% Hotel $156 Office $150 Retail $57 Assisted Living $37 Mixed Use $45 Warehouse/Industrial $31 All other $53

Asset Quality (1) See reconciliation of Non - GAAP financial measures beginning on slide 19. (2) Excludes SBA guaranteed portion of loans. 15 Classified Loans / Total Loans (ex. PPP) (2) Core NCOs / Average Loans (1) • Nonaccrual loans down $2.8 million to $59.0 million in Q3’26 • NPAs/Assets of 1.43% at September 30, 2026 versus 1.45% at June 30, 2026 • Provision of $1.1 million for Q3’26 largely driven by loan growth in the quarter • ACL to total loans of 1.30% • Core net charge - offs of 0.17% (annualized) in Q3’26 versus 0.53% in Q2’26 • Q3’26 C/O’s largely driven by one credit previously reserved for 0.03% 0.05% 0.06% 0.53% 0.17% Q3'25 Q4'25 Q1'26 Q2'26 Q3'26 2.53% 2.60% 4.18% 4.33% 4.46% Q3'26 Q2'26 Q1'26 Q4'25 Q3'25

Capital Ratios CET1 ratio estimated and subject to revision pending regulatory filings. (1) See reconciliation of Non - GAAP financial measures on slide 19. 16 CET1 Ratio TCE / TA (1) 9.62% 9.33% 9.18% 9.36% 8.62% Q3'26 Q2'26 Q1'26 Q4'25 Q3'25 8.14% 7.99% 8.02% 8.33% 7.48% Q3'26 Q2'26 Q1'26 Q4'25 Q3'25

Per Share Results (1) See reconciliation of Non - GAAP financial measures on slide 19 (2) Data from Capital IQ with pricing as of October 20, 2026 (3) Peers based on FRST proxy compensation peer group 17 Increasing Tangible Book Value Per Share (1) Significant Upside Just to Peer Group Average (3) • 2027 estimates are achievable and lead to attractive ROE • 33% upside to the peer group average valuation of 1.5x $13.81 $13.72 $13.47 $13.34 $11.71 Q3'26 Q2'26 Q1'26 Q4'25 Q3'25 0.56 1.10 1.13 1.24 1.29 1.32 1.38 1.45 1.61 1.74 1.91 2.50 3.06 BCBP MNSB MVBF FRBA FRST JMSB SFST CARE BRBS MPB CBAN CFFI CCNE HTB SHBI PFIS BWFG ORRF CCBG SMBK ACNB MCBS FCBC CHCO Price / Tangible Book(2) 7.9 8.6 9.5 9.6 9.9 10.1 10.6 11.2 11.5 12.0 13.2 14.7 16.2 FRST CBAN JMSB CCNE MPB ORRF PFIS SFST MNSB FRBA SHBI CFFI MCBS HTB ACNB BWFG MVBF CARE SMBK BCBP CCBG CHCO FCBC Price/ 2027 Earnings Per Share (2)

• Desirable and profitable Core Bank paired with attractive nationwide business lines • Profitability thesis intact – absent mortgage market disruption Q3’26 would have hit 1.00% ROAA • Attractive valuation relative to peers • Board and management team focused on driving shareholder value Investment Summary 18

Reconciliation of Non-GAAP Terms

	Q3'25	Q4'25	Q1'26	Q2'26	Q3'26
Net income available to Primis' common shareholders	$6,830	$29,540	$7,312	$9,426	$8,672
Non-GAAP adjustments to Net Income:					
Loss on sale of investment securities		$14,777			
Gain on sale-leaseback		($50,573)			
Transaction costs related to sale-leaseback		$1,126			
Gain on investment in Bearing Insurance				($5,853)	
Tax expense related to de-consolidation gain in 2025 on Panacea Financial Holdings investment			$759	$759	
Income tax effect		$7,489		$1,264	
Operating net income (loss) available to Primis' common shareholders	**$6,830**	**$2,359**	**$8,071**	**$5,596**	**$8,672**
Net income available to Primis' common shareholders	$6,830	$29,540	$7,312	$9,426	$8,672
Income tax expense	$1,907	$6,725	$3,014	$2,704	$2,255
Provision (benefit) for credit losses (incl. unfunded commitment expense)	($68)	$2,312	$1,413	$5,413	$1,036
Pre-tax pre-provision earnings	**$8,669**	**$38,577**	**$11,739**	**$17,543**	**$11,963**
Effect of adjustment for nonrecurring income and expenses	$0	($34,670)	$0	($5,853)	$0
Pre-tax pre-provision operating earnings	**$8,669**	**$3,907**	**$11,739**	**$11,690**	**$11,963**
Return on average assets	0.70%	2.94%	0.76%	0.90%	0.80%
Effect of adjustment for nonrecurring income and expenses	0.00%	(2.71%)	0.08%	(0.37%)	0.00%
Operating return on average assets	0.70%	0.23%	0.84%	0.53%	0.80%
Return on average common equity	7.13%	29.46%	7.24%	8.71%	7.67%
Effect of adjustment for nonrecurring income and expenses	0.00%	(27.10%)	0.72%	(3.54%)	0.00%
Operating return on average common equity	7.13%	2.36%	7.96%	5.17%	7.67%
Effect of goodwill and other intangible assets	2.32%	0.71%	2.23%	1.48%	2.08%
Operating return on average tangible common equity	9.45%	3.07%	10.19%	6.65%	9.75%
Efficiency ratio	78.81%	52.14%	73.97%	68.48%	75.47%
Effect of adjustment for nonrecurring income and expenses	0.00%	38.91%	0.00%	8.03%	0.00%
Operating efficiency ratio	78.81%	91.05%	73.97%	76.51%	75.47%
Book value per common share	$15.51	$17.12	$17.25	$17.49	$17.57
Effect of goodwill and other intangible assets	($3.80)	($3.78)	($3.78)	($3.77)	($3.76)
Tangible book value per common share	$11.71	$13.34	$13.47	$13.72	$13.81
Net charge-offs as a percent of average loans (annualized)	0.14%	0.16%	0.12%	0.65%	0.17%
Impact of third-party consumer portfolio	(0.11%)	(0.11%)	(0.06%)	(0.12%)	0.00%
Core net charge-offs as a percent of average loans (annualized)	0.03%	0.05%	0.06%	0.53%	0.17%
Common equity to assets	9.66%	10.45%	10.04%	9.96%	10.14%
Effect of goodwill and other intangible assets	(2.18%)	(2.12%)	(2.02%)	(1.97%)	(2.00%)
Tangible common equity to tangible assets	7.48%	8.33%	8.02%	7.99%	8.14%

PRIMIS

Dollars in Thousands, except per share

19